                                ACQUISITION AGREEMENT

                                        AMONG

                                SI TECHNOLOGIES, INC.,
                              SI ACQUISITION CORPORATION

                                     AEROGO, INC.
                                         AND
                          KURTIS V. KOSTY, PETER J. BURGER,
                        STANLEY B. MCDONALD, ROBERT J. BEHNKE
                                 AND T. EVANS WYCKOFF

                                    July 21, 1997











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                                  TABLE OF CONTENTS

ARTICLE 1     THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . .  1

    1.1       Effective Time of the Merger.. . . . . . . . . . . . . . . .  1
    1.2       Effects of the Merger. . . . . . . . . . . . . . . . . . . .  2
    1.3       Board of Directors.. . . . . . . . . . . . . . . . . . . . .  2
    1.4       Officers.  . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES . . . . .  2

    2.1       Effect on Capital Stock. . . . . . . . . . . . . . . . . . .  2

ARTICLE 3     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .  4

    3.1       Representations and Warranties of the Company .. . . . . . .  4
    3.2       Representations and Warranties of Acquiror and Acqcorp. . . . 15
    3.3       Representations and Warranties of the Shareholders. . . . . . 16

ARTICLE 4     COVENANTS. . . . . . . . . . . . . .. . . . . . . . . . . . . 17

    4.1       Covenants of the Company Relating to Conduct of Business. . . 17
    4.2       Access to Information . . . . . . . . . . . . . . . . . . . . 19
    4.3       Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    4.4       Additional Agreements . . . . . . . . . . . . . . . . . . . . 20
    4.5       No Solicitation . . . . . . . . . . . . . . . . . . . . . . . 20
    4.6       Current Information--the Company  . . . . . . . . . . . . . . 21
    4.7       Disposition of European Subsidiary. . . . . . . . . . . . . . 21
    4.8       Failure to Fulfill Conditions . . . . . . . . . . . . . . . . 21

ARTICLE 5     CONDITIONS PRECEDENT TO CLOSING. . . . . . . . . . . . . . . 22

    5.1       Conditions to Each Party's Obligations to Effect the Merger .22
    5.2       Conditions of Obligations of Acquiror and Acqcorp . . . . . .22
    5.3       Conditions of Obligations of the Company. . . . . . . . . . .24

ARTICLE 6     TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . 25

    6.1       Termination . . . . . . .. . . . . . . . . . . . . . . . . . 25
    6.2       Effect of Termination . .. . . . . . . . . . . . . . . . . . 25
    6.3       Amendment . . . . . . . .. . . . . . . . . . . . . . . . . . 26
    6.4       Extension; Waiver . . . .. . . . . . . . . . . . . . . . . . 26

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ARTICLE 7     GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . 26

    7.1       Limited Survival of Representations, Warranties
              and Agreements. . . .. . . . . . . . . . . . . . . . . . . . 26
    7.2       Indemnification Escrow. .. . . . . . . . . . . . . . . . . . 26
    7.3       Indemnification by the Company. . . . . . . . . .  . . . . . 27
    7.4       Indemnification by Shareholders . . . . . . . . .  . . . . . 27
    7.5       Indemnification by Acquiror or Acqcorp. . . . . .  . . . . . 27
    7.6.      Insurance . . . . . . . . . . . . . . . . . . . .. . . . . . 28
    7.7       Attorneys' Fees . . . . . . . . . . . . . . . . .. . . . . . 29
    7.8       Notices . . . . . . . . . . . . . . . . . . . . .. . . . . . 29
    7.9       Interpretation. . . . . . . . . . . . . . . . . .. . . . . . 30
    7.10      Counterparts. . . . . . . . . . . . . . . . . .  . . . . . . 30
    7.11      Entire Agreement; No Third-Party Beneficiaries.  . . . . . . 30
    7.12      Governing Law . . . . . . . . . . . . . . . . .  . . . . . . 31
    7.13      Publicity . . . . . . . . . . . . . . . . . . .  . . . . . . 31
    7.14      Assignment. . . . . . . . . . . . . . . . . . .  . . . . . . 31

                                   LIST OF EXHIBITS

Exhibit                                                     Agreement Section
-------                                                     -----------------

1.  Plan of Merger                                                        1.1

2.  Directors of Surviving Corporation                                    1.3

3.  Officers of Surviving Corporation                                     1.4

4.  Closing and Indemnification Escrow Agreement                          2.4

5.  Consulting and Non-Competition Agreement                            5.2(d)

                                ACQUISITION AGREEMENT

    ACQUISITION AGREEMENT, dated as of July 21, 1997, among SI TECHNOLOGIES, INC., a Delaware Corporation ("Acquiror"), SI ACQUISITION CORPORATION, a Washington corporation and a wholly owned subsidiary of Acquiror ("Acqcorp"), AEROGO, INC., a Washington corporation (the "Company"), and KURTIS V. KOSTY, PETER J. BURGER, STANLEY B. MCDONALD, ROBERT J. BEHNKE and T. EVANS WYCKOFF ("Shareholders").

                                       RECITALS

    A. Acquiror is engaged in the electronic weighing device and on-board computers industry throughout the world;

    B. The Company is engaged in the engineering and manufacturing of air and water bearing systems and the Shareholders are directors of the Company and own or are affiliated with owners of an aggregate of 76.26% of the outstanding capital stock of the Company as of July 21, 1997;

    C. Acquiror and Acqcorp desire to acquire from Shareholders and other shareholders of the Company, and Shareholders desire to sell, or cause to be sold, to Acquiror and Acqcorp, all of the capital stock of the Company.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                      ARTICLE 1

                                      THE MERGER

    1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions hereof, articles of merger containing a Plan of Merger in substantially the form of
Exhibit 1 attached hereto, and any other required documents, in such form as required by, and executed in accordance with, the relevant provisions of the Washington Business Corporation Act (the "Washington Law") (together, the "Merger Documents") shall be duly delivered to the Secretary of State of the State of Washington for filing, as provided in the Washington Law, as soon as practicable after satisfaction of the latest to occur of the conditions set forth in Article 5. The Merger shall become effective upon the filing of the Merger Documents by the Secretary of State of the State of Washington. The term "Effective Time of the Merger" shall mean the date and time when the Merger becomes effective. A closing (the "Closing") shall take place on July 21, 1997 at the offices of Graham & James/Riddell Williams or at such other place, at such other time, or on such other date as Acquiror, Acqcorp and the Company may mutually agree upon for the Closing to take place. At the Closing there shall be delivered to Acquiror, Acqcorp and the Company the opinions, certificates and other documents and instruments required to be delivered under Article 5 hereof.

    1.2 EFFECTS OF THE MERGER. At the Effective Time of the Merger, (i) the separate existence of Acqcorp shall cease and Acqcorp shall be merged with and into the Company (Acqcorp and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation"), pursuant to the Plan of Merger, and (ii) the Articles of Incorporation and the Bylaws of Acqcorp as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

    1.3 BOARD OF DIRECTORS. Upon the effectiveness of the Merger, the members of the Board of Directors of the Surviving Corporation shall be as set forth in Exhibit 2.

    1.4 OFFICERS. Upon the effectiveness of the Merger, the officers of the Surviving Corporation shall be set forth on Exhibit 3.

                                      ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of the Company,

         (a) CAPITAL STOCK OF ACQCORP. Each issued and outstanding share of the capital stock of Acqcorp shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"). From and after the Effective Time of the Merger, each outstanding certificate theretofore representing shares of capital stock of Acqcorp shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of capital stock of Acqcorp shall have been converted. Promptly after the Effective Time of the Merger, the Surviving Corporation shall issue, on a share for share basis, to the stockholder of Acqcorp a stock certificate or certificates representing shares of Surviving Corporation Common Stock in exchange for the certificate or certificates which formerly represented shares of capital stock of Acqcorp, which shall be canceled.

         (b) RIGHT OF HOLDERS OF SHARES TO RECEIVE CASH All of the issued and outstanding shares of common stock of the Company (the "Shares") as a class shall be converted into the right to receive the Merger Consideration as hereinafter provided and subject to the provisions of Section 7.3.

         (c) NO FURTHER OWNERSHIP RIGHTS IN THE SHARES. All consideration paid upon the surrender of the Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and after the Effective Time of the Merger there shall be no registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

    2.2 EFFECT ON STOCK OPTIONS. Each outstanding option to purchase common stock of the Company shall terminate as of the Effective Time of the Merger, provided however that the holder of an option may exercise it and become a shareholder of the Company prior to the Closing. Payment of the exercise price to the Company prior to the Closing shall not be necessary for the optionee to become a shareholder, but in such event, the unpaid exercise price shall be deducted from the portion of the Merger Consideration such shareholder would have received if the exercise price had been paid and shall be reallocated to the shareholders of record immediately prior to the Effective Time in proportion to their shareholdings on that date.

    2.3  PAYMENT SCHEDULE   Prior to the Closing, the Company shall prepare a
list of the shareholders (the "Payment Schedule") showing the portions of the Merger Consideration to which each shareholder is entitled after taking
Section 2.2. into account, the resulting percentage of the Merger Consideration (the "Percentage Share") to which each is entitled, and the amounts, if any, to be withheld for income and employment taxes with respect to each shareholder.

    2.4  PAYMENT OF MERGER CONSIDERATION   At Closing, the Acquiror shall pay
the Merger Consideration to the Escrow Agent pursuant to the Closing and Indemnification Escrow Agreement between the Acquiror, the Company, Kurt Kosty and Stanley B. McDonald (collectively, the "Shareholder Representative") as representatives of the Company's shareholders, and First Trust, National Association (the "Escrow Agent") as Escrow Agent attached as
Exhibit 2.4. The Escrow Agent shall disburse the Merger Consideration in accordance with said Escrow Agreement, including paying the amounts to be withheld, as indicated in the Payment Schedule, to the Company for remittance to the appropriate taxing authorities. The portion of the Merger Consideration which is to be held back pursuant to Section 7.2 ("the Escrowed Funds") shall be held and disbursed by the Escrow Agent as Escrow Agent pursuant to the Escrow Agreement.

    2.5  DISTRIBUTION OF EXCESS CASH   Prior to Closing, the Company shall
distribute its cash in excess of $1,000,000 (the "Excess Cash") to its shareholders of record immediately prior to the Effective Time of the Merger in proportion to their respective shareholdings, as of that date.

                                      ARTICLE 3

                            REPRESENTATIONS AND WARRANTIES

    3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Acquiror and Acqcorp, except as otherwise disclosed on the Disclosure Schedule, as follows:

         (a) ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or assets makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not have a material adverse effect on the Company. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company as amended to the date hereof are attached hereto as Exhibit 3.1A and 3.1B, respectively, to the Disclosure Statement.

         (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 8,000,000 shares of common stock, $.25 par value per share, of which on the date hereof 1,567,500 shares of common stock are issued and outstanding. All outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. All options, warrants, calls, rights, commitments or agreements listed in the Disclosure Schedule, at or prior to Closing, shall have been (i) exercised and converted into shares of the Company's common stock, or (ii) canceled or otherwise terminated. Except as listed in the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, nor is the Company under any obligation to issue any such rights, and all of those listed in the Disclosure Schedule shall have been discharged by the Company at or prior to the Closing. There are no voting trusts or other agreements or understandings to which the Company or any Shareholder is a party with respect to the voting of the capital stock of the Company.

         (c) AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and subject to approval of the Merger by the shareholders of the Company to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of the Merger by the shareholders of the Company prior to the Closing. The Company has complied with all applicable laws with respect to solicitation of shareholder approval of the Merger, and, except for statutory dissenters' rights, no Shareholder is entitled to make any claim against the Company with respect thereto.

         (d) BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Company and, subject to approval of the Merger by the shareholders of the Company prior to the Closing, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' right generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         (e) NO DEFAULT. Except as set forth in the Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company or any loan or credit agreement, note, bond, mortgage, indenture, lease, conditional sale or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, regulation, code, writ or injunction applicable to the Company, or its properties or assets, other than such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate do not have a material adverse effect on the financial condition of the Company.

         (f) CONSENTS. No exemption, consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality domestic or foreign (a "Governmental Entity"), or of the shareholders of the Company or of any other third party is required by, or with respect to, the Company, in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the approval of the Merger by the shareholders of the Company prior to the Closing, and (ii) the filing of the Merger Documents with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

         (g) FINANCIAL STATEMENTS AND REPORTS. The Company has furnished Acquiror with true copies of balance sheets of the Company as of April 30, 1997, and the related statements of income, changes in stockholders' equity, and changes in financial position for each of the years then ended, in each case as audited by Deloitte & Touche, certified public accountants, and an interim balance sheet as of June 30, 1997, together with the related statement of income for the two -month period then ended. (Such balance sheets and related statements of income, changes in stockholders' equity (for the year-end statements only), and changes in financial position (for the year-end statements only), are sometimes referred to together as the "Company Financial Statements.") Except to the extent stated therein, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles (except for the omission of notes to interim statements and year-end adjustments to interim results), applied on a consistent basis with all prior periods and fairly presented the financial position of the Company as of the dates indicated and the results of operations and changes in financial position for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments. The Company does not have any liability or obligation which is not accrued or reserved against in the Company Financial Statements and is required to be so accrued or reserved.

         (h) LIABILITIES. The Company has no liabilities or obligations of any nature or of any amount whatsoever, whether accrued, absolute, liquidated or unliquidated, contingent or otherwise, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company which might give rise to obligations or liabilities of the Company, except:

              (i) to the extent reflected in the Company Financial Statements and not already paid or discharged;

              (ii) to the extent disclosed in this Agreement and the schedules hereto; and

              (iii) those expressly approved in writing by Acquiror and Acqcorp.

         (i) COMPLIANCE WITH APPLICABLE LAWS. The Company holds, and at all times relevant hereto has held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied with and is not in default in any respect under any applicable law, ordinance, regulation, statute, order, rule, policy, or guideline of any Governmental Entity, except for possible violations which individually or in the aggregate do not have a material adverse effect on the financial condition of the Company. No investigation or review by any Governmental Entity of the Company is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same.

         (j) LITIGATION. Except as set forth in the Disclosure Schedule, the Company is not a party to any, and there are no pending or, to the best of the Company's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or challenging the validity or propriety of the transactions contemplated by this Agreement and, to the best of the Company's knowledge, there is no reasonable basis for any other material proceeding, claim, action or governmental investigation against the Company. The Company is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of the Company.

         (k) CERTAIN AGREEMENTS. Except as set forth in the Disclosure Schedule, the Company is not a party to:

              (i) Any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $10,000 per year;

              (ii) Any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of time of more than one year, result in a material loss to the Company, or involve the payment of consideration in excess of $10,000 during the term of such agreement;

              (iii) Any agreement concerning a partnership or joint venture;

              (iv) Any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any lease obligation, in excess of $10,000 or under which it has imposed or granted a security interest on any of its assets, tangible or intangible;

             (v)  Any agreement concerning confidentiality or noncompetition;

             (vi)  Any agreement with any of the Shareholders;

             (vii) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers or employees;

             (viii)  Any collective bargaining agreement;

             (ix) Any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $10,000, or providing severance benefits, or which requires more than thirty (30) days notice of termination;

             (x) Any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees;

             (xi) Any agreement under which the consequences of the default or termination could have a material adverse affect on the business, financial condition, operations, results of operations or future prospects of the Company; or

             (xii) Any other agreement (or group of related agreements), the performance of which involves consideration in excess of $10,000.

    The Company has delivered to Acquiror a correct and complete copy of each written agreement listed in the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement (if any) referred to in the Disclosure Schedule. With respect to each such agreement:
(i) with respect to the Company, the agreement is legal, valid, binding, enforceable and in full force and effect, and to the Company's knowledge, the agreement is legal, valid, binding, enforceable and in full force and effect with respect to each other party to the agreement; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated in this agreement; (iii) the Company is not in breach or default under any such agreement, and to the Company's knowledge, no other party is in breach or default under such agreement and no events or circumstances have occurred which could reasonably be anticipated to create a default under any such agreement; and (iv) to the Company's knowledge, no party has repudiated any provision of the agreement.

         (l) CUSTOMERS AND SUPPLIERS. The Disclosure Schedule contains a true and complete list of all customers to which the Company provided goods or services invoiced at $10,000 or more in the aggregate in the one-year period ended April 30, 1997 and thereafter through the date of this Agreement. The Disclosure Schedule contains a true and complete list of all persons who provided goods or services to the Company in the one-year period ended April 30, 1997 and thereafter through the date of this Agreement, to which the Company paid or is committed to pay $10,000 (or any lesser amount paid other than in the ordinary course of business) or more in the aggregate since the beginning of said period. The Company's relations with the foregoing customers and suppliers are good and except as described in the Disclosure Schedule, there are no disputes between the Company and any of such customers and suppliers outstanding, or to the Company's knowledge, pending or threatened. The Company's business with such customers and suppliers is current and to the Company's knowledge, expected to continue. True and complete copies of all contracts with the foregoing customers and suppliers have been delivered to Acquiror and are in full force and effect in accordance with their terms and there are no defaults or assertions of default thereunder.

         (m) TITLE TO PERSONAL PROPERTY. Except as disclosed on the Disclosure Schedule, the Company has good and marketable title to all personal property and assets of every type and description used by it in its business, free and clear of any and all mortgages, liens, pledges, privileges, charges or encumbrances of every kind, nature and description; all properties and assets of the Company are in its possession or custody or under its control; and all of its operating assets are in good operating condition and repair, ordinary wear and tear excepted. Except as disclosed on the Disclosure Schedule, the Company owns all of the personal property and other assets necessary for the operation of its business as it is currently being conducted.

         (n) ACCOUNTS RECEIVABLE. All the accounts receivable of the Company reflected in the Company Financial Statements have been collected or are good and collectable in the aggregate recorded amounts thereof (less a reasonable amount for doubtful accounts as reflected in the Company Financial Statements), can reasonably be anticipated to be paid in full after good faith collection efforts, and are subject to no setoffs or counterclaims.

         (o) INVENTORY. All of the inventory of the Company reflected in the Company Financial Statements was in existence at the date thereof. All such inventory and all inventory items acquired since June 30, 1997 are of good and merchantable quality and are usable in the ordinary course of the Company's business except for damage or deterioration adequately covered by insurance or by claims against financially responsible third parties, and subject to the reserve for obsolescence set forth in the Company Financial Statements. Such inventories were valued at the lower of cost or net realizable value and were determined in accordance with generally accepted accounting principles consistently applied.

         (p) INTELLECTUAL PROPERTIES. The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and similar rights necessary for and material to the operation of its business as currently conducted. Each item of intellectual property owned or used by the Company immediately prior to the Effective Time of the Merger will be owned or available for use by the Company on identical terms and conditions immediately following the Effective Time of the Merger. The Company has taken all reasonably necessary action to maintain and protect each item of intellectual property that it owns or uses. The Disclosure Schedule identifies all material patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and similar rights used by the Company in its business. The Company has delivered to Acquiror true, correct and complete copies of all registrations, applications, licenses, agreements and permission for the intellectual property rights described in the Disclosure Schedule. The Company is not infringing or otherwise acting adversely to the right of any other person under or in respect to, any patent, license, trademark, trade name service mark, copyright or similar intangible right, except as disclosed in the Disclosure Schedule.

         (q) EMPLOYEES AND BENEFITS. The Disclosure Schedule lists all employee benefit plans covering the Company's employees and all collective bargaining or union agreements to which the Company is a party. The Company is not a party to any multiemployer pension or other employee benefit plan subject to the Employment Retirement Security Act of 1974, as amended. Except as identified on the Disclosure Schedule, the Company has no written or oral employment agreements with any of its employees. The Company has timely paid all withholding, FICA and other taxes required to be paid by it on behalf of its employees.

         (r) LABOR MATTERS. The Disclosure Schedule lists all employees of the Company, their current compensation level and all accrued vacation and sick pay. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, the failure to comply with which would have a material adverse effect on the financial condition of the Company; there is no unfair labor practice complaint served against the Company; no grievance or arbitration proceeding is pending against the Company; no representation petition has been filed with the National Labor Relations Board and no organizational activity, to the knowledge of the Company, is occurring respecting the employees of the Company; and the Company has not experienced any work stoppage.

         (s) CONDUCT OF BUSINESS, LICENSES, ETC. The Disclosure Schedule describes all permits, licenses, approvals and other authorizations from and registrations with federal, territorial, state, local and other governmental agencies necessary for the Company to conduct its business, all of which have been secured, are valid and in full force and effect and are renewable in the ordinary course of business. None of such permits, licenses, approvals or other authorizations and registrations shall be invalidated or become voidable as a result of the consummation of the transactions contemplated hereby. No consent, approval or notice is necessary in connection with the consummation of the transactions contemplated hereby in order to maintain in full force and effect all of said permits, licenses, approvals, authorizations and registrations. The operation of the Company in the past three years has not violated or infringed in any material respect any of said permits, licenses, approvals, authorizations, and registrations, and the Company has not been subject to any investigation, proceeding or action by any federal, territorial, state, local or other governmental agency resulting in any penalty, fine or other adverse ruling, order or report. The products sold by the Company comply with all applicable regulatory approvals, all of which are currently in full force and effect. The Disclosure Schedule lists all states in which the Company has qualified to do business as a foreign corporation.

         (t) BANK ACCOUNTS. The Disclosure Schedule sets forth a complete and correct list of all bank accounts and safe deposit boxes of the Company. Except as set forth on such schedule, the Company has no other bank accounts, safe deposit boxes or other time or demand deposits, investment accounts or other liquid assets. Such schedule shows the name of each such bank, financial institution or other depository, the address of same, and the account number and names of all persons authorized to draw thereon or who have access thereto.

         (u) BANK LOANS. The Disclosure Schedule lists each of the loans and other agreements between the Company and Seafirst (the "Bank Loans"). With respect to each such agreement: (i) with respect to the Company, the agreement is legal, valid, binding, enforceable and in full force and effect, and to the Company's knowledge, the agreement is legal, valid, binding, enforceable and in full force and effect with respect to Seafirst; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated in this agreement and Seafirst has consented to such continuation; (iii) the Company is not in breach or default under any such agreement; and (iv) to the Company's knowledge, Seafirst has not repudiated any provision of the agreement. The Company has no outstanding loans or agreements with any other bank except as listed in the Disclosure Schedule.

         (v) CONDITION OF BUILDINGS AND EQUIPMENT. All of the buildings and equipment of the Company are in reasonably good working condition and repair, ordinary wear and tear excepted, and to the Company's knowledge are in conformity with all applicable ordinances and regulations and building, zoning, and other laws. The Company shall, until the Effective Time of the Merger, continue to maintain all of its material assets in conformity with its present practices and cause it to continue to carry its existing insurance on such assets.

         (w) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, since April 30, 1997, the Company, has conducted its business only in the ordinary course, and there has not been (i) any material adverse change with respect to the business, operations, prospects, properties, assets or financial condition or results of operations of the Company, (ii) any damage, destruction or loss, whether covered by insurance or not, which has or will have a material adverse effect on the financial condition of the Company, or (iii) except as approved by Acquiror any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any redemption or other acquisition by the Company of capital stock or any agreement entered into with respect thereto.

         (x) INSURANCE. The Company has furnished Acquiror with a complete list and brief description of all insurance policies carried by the Company as of the date hereof, which policies are maintained in full force and effect and provide for coverages which are usual and customary in the business of the Company as to amount and scope and as to which no notice of cancellation has been received.

         (y) TAXES. The Company has filed all tax returns and reports as required by law and has paid all taxes and other assessments, including withholding, Social Security taxes, unemployment insurance, and workers' compensation premiums, by their respective due dates (including extensions thereof), except where any failure to file or pay, taken individually or in the aggregate, would not have a material adverse effect on the financial condition of the Company. Each such return is true and correct in all material respects. The provision for taxes of the Company as shown in the Company Financial Statements is adequate for taxes due or accrued in accordance with generally accepted accounting principles and there is no audit exam, notice of deficiency, refund litigation, tax claim, or notice of assessment or proposed assessment pending or which the Company has received which is not included in such provision and the Company does not have any additional material liability for taxes. The Company has not been audited by the Internal Revenue Service since the tax year ended April 30, 1990, or any agency of the State of Washington since June 1993. The Company has not granted or been requested to grant waivers of any statute of limitations applicable to any claim for taxes.

         (z) BROKERS. Except as set forth in the Disclosure Schedule, neither the Company, nor any of its officers or directors has retained, hired or employed any broker, investment banker or other firm or person in connection with the transactions contemplated hereby and, except as set forth in the Disclosure Schedule, no such agent, broker, banker, firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         (aa) SAFETY LAWS. The Company has not violated any applicable statute, law or regulation relating to occupational health and safety
("Safety Law") which will or could be reasonably anticipated to, have a material adverse effect on the Company's business, assets, liabilities, financial condition or operations and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         (ab) MANUFACTURING AND MARKETING RIGHTS. Except as set forth in the Disclosure Schedule, the Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

         (ac) PRODUCT WARRANTY. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties in all material respects. Subject to any reserve for such claims set forth in the most recent balance sheet of the Company furnished to the Purchasers, the Company does not have any liability (contingent or accrued) for, and there is no basis for any present or future claim or action against the Company for, replacement or repair thereof or other damages or liability in connection with the manufacture, sale or use thereof. Except as stated in the Disclosure Schedule, no product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Disclosure Schedule sets forth the material standard terms and conditions of sale or lease customarily used by the Company.

         (ad) PRODUCT LIABILITY. The Seller does not have any liability (and there is no basis for any present or future action against it giving rise to any such liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company or any predecessor of the Company, other than liability in an amount less than $10,000 in any one case or in the aggregate. The Company has no knowledge or reason to believe that any such action may be brought or threatened against the Company. The Disclosure Schedule sets forth a list of all claims brought against the Company with respect to product liability within the last three years and the resolution of all such claims.

         (ae) MINUTE BOOKS. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions held or taken, since its formation, of its shareholders and of its Board of Directors (including committees of the Board of Directors where significant action were taken). True and complete copies of such minute books have been furnished to Acquiror.

         (af) AFFILIATE TRANSACTIONS. Except as specifically contemplated by this Agreement, or as reflected on the Disclosure Schedule, since April 30, 1997, the Company has not engaged in, or agreed to engage in (whether in writing or orally), any transaction with any director or officer of the Company or any "affiliate" or "associate" (as such terms are defined in Rule 405 promulgated under the Securities Act) involving aggregate payments by or to the Company of $10,000 or more during any consecutive 12-month period.

         (ag) ENVIRONMENTAL COMPLIANCE. The Company's operations do not violate any applicable federal, state or local law, regulation, rule or order relating to air, water, or noise pollution, employee health or safety, or the production, storage, labeling, transportation or disposition of waste or hazardous toxic substances (collectively, "Environmental Law"). Except as set forth on the Disclosure Schedule, no licenses or permits are required to be filed by the Company under any applicable Environmental Law with respect to the Company's operations. The Company has no knowledge that any other person has stored any chemical or hazardous substances, including any "Hazardous Substances," "Pollutants" or "Contaminants" (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), asbestos, petroleum products, or polychlorinated biphenyls (collectively referred to herein as "Hazardous Substances") on, beneath or about any of the owned or leased properties of the Company or on, beneath or about any other property previously owned or leased by the Company. The Company knows of no condition relating to or resulting from a release or discharge which has resulted or could result in any damage, loss, cost expense, claim, demand, order or liability to or against the Company or Acquiror or Acqcorp by any governmental authority or other third party relating to or resulting from the Company's operations.
The Company has not received any notice from any governmental authority or private or public entity advising the Company that it is potentially responsible for response costs with respect to a release or threatened release of any Hazardous Substances. The Company has no knowledge that any other person has, buried, dumped or otherwise disposed of any Hazardous Substances on, beneath or about any of the owned or leased properties of the Company or on, beneath or about any other property previously owned or leased by the Company. The Company has not received notice of any violation of any Environmental Law or zoning or land use ordinance, law or regulation relating to the Company's operations including, but not limited to, CERCLA, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and health Act of 1970, as amended, nor is the Company aware of any such violation.

         (ah) DISCLOSURE. None of the statements or information made or contained in any of the representations or warranties of the Company set forth or to be set forth in this Agreement or in any of the schedules, exhibits, lists, certificates or other documents specifically referred to herein and delivered by or on behalf of the Company to the Acquiror pursuant to this Agreement in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements or information contained herein or therein in light of the circumstances under which they are made, not misleading in any material respect.

    3.2 REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQCORP. Acquiror and Acqcorp jointly and severally represent and warrant to the Company as follows:

         (a) ORGANIZATION, STANDING AND POWER. Each of Acquiror and Acqcorp (collectively sometimes herein referred to as the "SI Group") is a corporation duly authorized, validly existing and in good standing under Delaware and Washington law, respectively. Each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or assets makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not have a material adverse effect on SI. Acquiror has delivered to the Company complete and correct copies of the Articles of Incorporation and Bylaws of each company in the SI Group as amended to the date hereof.

         (b) AUTHORITY. Acquiror and Acqcorp each has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and Acqcorp and the consummation by Acquiror and Acqcorp of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Acqcorp. This Agreement has been duly executed and delivered by Acquiror and Acqcorp and constitutes a valid and binding obligation of Acquiror and Acqcorp enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, any provisions of the laws of the United States or the State of Washington, including laws against fraudulent conveyances, the Articles of Incorporation or By-Laws of Acquiror and Acqcorp. No exemption, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other third party is required by, or with respect to, Acquiror or Acqcorp in connection with the execution and delivery of this Agreement by Acquiror and Acqcorp or the consummation by Acquiror and Acqcorp of the transactions contemplated hereby, except for the filing of the Merger Documents with the Secretary of State of the State of Washington.

         (c) BROKERS. Except as set forth in the Disclosure Schedule, neither Acquiror nor any of its officers or directors has retained, hired or employed any broker, investment banker or other firm or person in connection with the transactions contemplated hereby and no such agent, broker, banker, firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

    3.3 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder represents and warrants that

         (a) shares of the Company which he owns and shares of the Company owned by persons or entities with which he is affiliated, as disclosed in the Disclosure Schedule, are owned free and clear of all liens, claims and encumbrances, and are subject to no options, warrants, contracts, purchase rights or agreements of any kind, except for this Agreement,

         (b) he has the power to enter into this Agreement and to carry out his obligations hereunder,

         (c) the execution and performance of this Agreement do not violate, or result in a breach of, or constitute any default under any judgment, order or decree to which such Shareholder may be subject or constitute a violation of or conflict with any duty to which such Shareholder is subject,

         (d) the approval of the Plan of Merger and the surrender of shares of the Company pursuance thereto by any shareholder with which the Shareholder is affiliated that is not a natural person has been duly authorized by all necessary action on the part of such shareholder and does not violate, or result in a breach of, or constitute any default under, any judgment, order or decree to which such shareholder may be subject or constitute a violation of, or conflict with any duty to which such shareholder is subject,

         (e) there is no pending or threatened material, legal, administrative, arbitral or other proceeding, claim, action or governmental investigation against him or any shareholder with which he is affiliated challenging the transactions contemplated by this Agreement,

         (f) neither he nor any shareholder with which he is affiliated has retained, hired or employed any broker, investment banker or other firm or person in connection with the transactions contemplated hereby and, except as set forth in the Disclosure Schedule, no agent, broker, banker, firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

    The liability of any Shareholder for the foregoing representations and warranties is individual and not joint and several, is limited to the consideration received by such Shareholder and by any shareholder with which he is affiliated and is limited to claims made within one year after the effective date of the Merger.


                                   ARTICLE 4

                                   COVENANTS

    4.1 COVENANTS OF THE COMPANY RELATING TO CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the Effective Time of the Merger (except as Acquiror shall consent in writing, which consent shall not be unreasonably withheld), the Company and the Shareholders agree that

         (a)  ORDINARY COURSE. Except as provided in paragraph (b) of this
Section 4.1, the Company shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business and except as provided in paragraph (b) of this Section 4.1, use its best efforts to preserve intact its present business organizations, keep available the services of its present employees and preserve its relationships with customers, depositors, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. The Company will not enter into any merger, consolidation or other business combination, or agreement therefor, with any entity, nor make available to any person not affiliated with it any information about its business or organization that is not routinely made available to the public generally, except as may be required by law or regulation or pursuant to this Agreement.

         (b) DIVIDENDS; CHANGES IN STOCK. The Company shall not (i) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock, if such dividend or distribution would preclude the Company from satisfying the conditions of Section 5.2(j), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or (iii) repurchase, redeem or otherwise acquire, any shares of its capital stock or any of its other outstanding securities.

         (c) ISSUANCE OR SALE OF SECURITIES. Except, in connection with employees exercising their stock options, the Company will not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities, or enter into any agreement obligating the Company to issue, deliver or sell any such shares, rights, warrants, options or securities, and the Shareholders shall not enter any agreement with respect to the sale of the Shares or any warrants, options or other rights to purchase any securities of the Company.

         (d) CHARTER DOCUMENTS. The Company shall not amend or propose to amend its Articles of Incorporation or Bylaws.

         (e) NO ACQUISITIONS. The Company shall not organize, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company other than in the ordinary course of business.

         (f) NO DISPOSITIONS. The Company shall not sell, lease, encumber, pledge, grant a security interest in, or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including any interest therein) which are material, individually or in the aggregate, to the Company, other than in the ordinary course of business consistent with past practices and policies; PROVIDED HOWEVER, that Company shall, prior to the Closing, close down or dispose of its European subsidiary, Aero-Go Europe N.V.

         (g) COMPENSATION AND BENEFITS. The Company shall not grant any officer, employee or director any increase in compensation or in severance or termination pay, or enter into or amend or make any commitment to enter into or amend any employment, consulting, severance or salary continuation agreement with any officer, employee or director or any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any policies or past practices with respect to vacation, termination, severance, and leave pay and benefits, except as may be required under employment or termination agreements in effect on the date of this Agreement or pursuant to this Agreement and except in accordance with the Company's established policies with respect to timing and amounts of such increases or the payment of bonuses; or to negotiate or otherwise make any commitment or incur any liability or obligation, to any labor organization not binding and enforceable against the Company and its subsidiaries on the date of this Agreement.

         (h) CAPITAL EXPENDITURES. The Company shall not make any capital expenditures in excess of (i) $5,000 per project or related series of projects, or (ii) $20,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair.

         (i) DEBT. The Company shall not incur debt other than in the ordinary course of business.

         (j) GOOD REPAIR. The Company shall not fail to maintain all of its properties in good repair, order and condition; or fail to maintain insurance upon all of its properties and with respect to the conduct of its business in amount and kind as now in existence if available at rates substantially similar to those now in effect and, if not available at such rates, in such amount and kind as would be appropriate in the exercise of good business judgment.

         (k) COMMITMENTS. The Company shall not, except as otherwise contemplated hereby, enter into any other agreements, commitments or contracts which, individually or in the aggregate, are material to the Company except agreements, commitments or contracts entered into in the ordinary course of business.

         (l) REAL ESTATE. The Company shall not make any investment or commitment to invest in real estate.

         (m) OTHER ACTIONS. Neither the Company nor the Shareholders shall take any action that would result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or in any of the conditions to the Merger set forth in
Article V not being satisfied in any material respect, except as otherwise contemplated or required by this Agreement.

    4.2  ACCESS TO INFORMATION.

         (a) The Company and the Shareholders shall afford to Acquiror and to Acquiror's accountants, counsel and other representatives access during normal business hours during the period prior to the Effective Time of the Merger, subject to reasonable notice, to all its properties, books, contracts, commitments, records, reports and other information, including the work papers of the Company's accountants, any reviews, examinations, or reports by such accountants, for the purpose of conducting an investigation of the Company related to the Merger on an ongoing basis until the Effective Time of the Merger; provided, however, that such investigation shall be conducted in a manner that does not unreasonably interfere with the normal operations and employee relations of the Company. Acquiror and Acqcorp on the one hand, and Company and the Shareholders on the other, will hold nonpublic information received from the other ("Confidential Information") in confidence until such time as such information otherwise becomes publicly available. In the event of termination of this Agreement for any reason each shall promptly return all documents containing Confidential Information obtained from the other and any copies made of such documents. This covenant of confidentiality shall survive any termination of this Agreement, any other provision notwithstanding provided, however, that the obligation to keep such Confidential Information confidential shall not apply to (i) any information which (A) a party can establish by convincing evidence was already in its possession prior to the disclosure thereof by the other; (B) was then generally known to the public; (C) became known to the public other than as a result of actions by the other; or (D) was disclosed by a third party not bound by an obligation of confidentiality; or (ii) disclosures in accordance with the federal securities laws or pursuant to an order of a court of competent jurisdiction.

    4.3 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, provided, however, that any expenses incurred by the Company related to closing down or disposing of its European subsidiary, or legal, accounting, financial or advisory services incurred in connection with the transactions contemplated herein in excess of $150,000 and any excise, transfer and other similar taxes or assessments applicable to the transactions contemplated herein shall be considered expenses of the Aero-Go shareholders and shall be deducted (without reference to the proviso to Section 7.2) from the aggregate consideration payable pursuant to Section 2.1(b) hereof, or, with the consent of Acquiror, such amount, or any portion thereof, shall be added to the amount of cash required to be reflected on the Closing Balance Sheet.

    4.4 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

    4.5 NO SOLICITATION. Neither the Shareholders nor the Company shall, directly or indirectly, encourage or solicit or, subject to the fiduciary duties of the Board of Directors of the Company, hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Acquiror and Acqcorp) concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company or securities of the Company held by the Shareholders or their affiliates. The

Shareholders and the Company will use their best efforts to cause its officers, directors, employees, representatives, agents, or other persons controlled by the Company to abide by the foregoing restrictions. The Shareholders and the Company will promptly communicate to Acquiror the terms of any proposal which it may receive in respect of any such transaction.

    4.6 CURRENT INFORMATION--THE COMPANY. During the period from the date of this Agreement to the Effective Time of the Merger, the Company will cause one or more of its designated representatives to confer on a regular basis with representatives of Acquiror to report the general status of the ongoing operations of the Company. The Company will promptly notify Acquiror of any material change in the normal course of business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same be contemplated), or the institution or the threat of significant litigation involving the Company and will keep Acquiror fully informed of such events.

    4.7 DISPOSITION OF EUROPEAN SUBSIDIARY. Prior to the Closing, the Company shall have closed down or disposed of its European subsidiary, Aero-Go Europe N.V. Except as provided in Section 4.3, the Company shall bear all expenses related to such termination.

    4.8 FAILURE TO FULFILL CONDITIONS. If any of the Shareholders, or the Company, determines that it will be unable to fulfill on or prior to the date set forth in Section 6.1(b) any of the material obligations required to be fulfilled as a condition to any other party's obligation to consummate the transactions contemplated hereby, such party will promptly notify the other parties.

    4.9 PURCHASE OF ACQUIROR COMMON STOCK. The Company and each of the Shareholders agree (and will cause each of the Company's directors and officers to agree) that, neither it nor any of its affiliates, nor any Shareholder, director or officer, shall engage in any purchase or sale of Acquiror's Common Stock (or any contract for or interest therein) at any time
(a) between execution of this Agreement and the earlier of the date of filing of Acquiror's Form 8-K regarding the transaction contemplated herein, or the date of filing of Acquiror's first quarterly or annual report after the Closing, or (b) after the Closing if such Shareholders are then in possession of material non-public information concerning Acquiror or its business or plans.

                                      ARTICLE 5

                           CONDITIONS PRECEDENT TO CLOSING

    5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

         (a) SHAREHOLDER APPROVAL. This Agreement and the Merger and the transaction contemplated hereby, to the extent required, shall have been approved and adopted by the affirmative vote of the shareholders of the Company as required by the Washington Law.

         (b) OTHER APPROVALS. All authorizations, consents, orders or approvals of, or declaration or filings with, or expirations of waiting periods imposed by, any Governmental Entity (the "Governmental Approvals") necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, as the case may be, and no action, suit or proceeding by any Governmental Entity shall have been commenced for the purpose of postponing or preventing consummation of the Merger or the transactions contemplated hereby.

         (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect, and no statute, rule, regulation or order of any Governmental Entity shall have been enacted, promulgated or issued preventing consummation of the Merger or the transactions contemplated hereby.

    5.2 CONDITIONS OF OBLIGATIONS OF ACQUIROR AND ACQCORP. The obligations of Acquiror and Acqcorp to effect the Merger and the transactions contemplated hereby are also subject to the satisfaction or waiver prior to the Effective Time of the Merger of the following conditions:

         (a) The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects as of and at the Effective Time of the Merger and shall have been true in all material respects at the date hereof, except for any changes approved by Acquiror in writing;

         (b) The Company and the Shareholders shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Effective Time of the Merger;

         (c) The Chief Executive Officer of the Company shall have delivered to Acquiror at the Effective Time of the Merger a certificate certifying that the conditions specified in paragraphs (a) and (b) of this Section 5.2 have been fulfilled;

         (d) Kurtis V. Kosty and Peter J. Burger ("Key Employees") each shall execute and deliver to Acqcorp the Employment Consulting and Noncompetition Agreement substantially in the form of Exhibit 4(a) and 4(b), respectively, attached hereto;

         (e) The Company shall have disposed of its subsidiary, Aero-Go Europe N.V.

         (f) Acquiror shall have received from counsel for the Company, an opinion dated as of the Effective Time of the Merger as to the matters set forth in Sections 3.1(a), (b), (c) and (d) and to the knowledge of such counsel, Sections 3.1(e) and (f) in form and substance reasonably satisfactory to Acquiror and its counsel;

         (g) All corporate proceedings in connection with the Merger and all documents incident thereto shall be reasonably satisfactory in form and substance to Acquiror and its counsel and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request;

         (h) Any consents, waivers, clearances, approvals and authorizations of regulatory or governmental bodies which are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none of such consents, waivers, clearances, approvals or authorizations shall contain or impose any term, cost or condition which would, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets or financial condition of the Company or Acquiror and its subsidiaries taken as a whole.

         (i) In addition to the approvals of any Governmental Entity described Section 5.1(b), Acquiror or the Company shall have obtained all necessary third-party consents or approvals reasonably required by the Acquiror in connection with or to consummate the Merger and the transactions contemplated hereby, and to retain the benefits and rights held by the Company, including without limitation any consents or assignments reasonably necessary in connection with any contract, agreement, or lease; except for any such consents or approvals the failure to obtain which, individually or in the aggregate, would not have a materially adverse effect on the operations or financial condition of the Company.

         (j) The Company shall have delivered to Acquiror a Balance Sheet, dated as of the closing date (the "Closing Balance Sheet"), which shall reflect that the Company has (i) $1 million in cash (including amounts payable to the Company pursuant to the Letter of credit set forth on the Disclosure Statement), (ii) shareholder equity of not less than $2,000,000 and; (iii) long-term debt, including the current portion of any bank debt, not to exceed $400,000 in the aggregate, as of the Closing Balance Sheet date. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis with the Company Financial Statements and shall fairly present the financial position of the Company as of the Closing Date.

    5.3 CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligations of the Company and Shareholders to effect the Merger are also subject to the satisfaction or waiver prior to the Effective Time of the Merger of the following conditions:

         (a) The representations and warranties of Acquiror and Acqcorp contained in this Agreement shall be true and correct in all material respects as of and at the Effective Time of the Merger and shall have been true in all respects at the date hereof, except for any changes approved by the Company in writing;

         (b) Acquiror and Acqcorp shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Effective Time of the Merger;

         (c) Duly authorized officers of Acquiror and Acqcorp shall have delivered to the Company at the Effective Time of the Merger a certificate certifying that the conditions specified in paragraphs (a) and (b) of this
Section 5.3 have been fulfilled; and

         (d) Any consents, waivers, clearances, approvals and authorizations of regulatory or governmental bodies which are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none of such consents, waivers, clearances, approvals or authorizations shall contain or impose any term, cost or condition which would, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets or financial condition of Acquiror and its subsidiaries, including the Surviving Corporation, taken as a whole.

         (e) In addition to the approvals of any Governmental Entity described in Section 5.1(b), Acquiror or the Company shall have obtained all necessary third-party consents or approvals reasonably required in connection with or to consummate the Merger and the transactions contemplated hereby, and to retain the benefits and rights held by the Company, including without limitation any consents or assignments reasonably necessary in connection with any contract, agreement, or lease; except for any such consents or approvals the failure to obtain which, individually or in the aggregate, would not have a materially adverse effect on the operations or financial condition of Acquiror and its subsidiaries, including the Surviving Corporation, taken as a whole.

                                 ARTICLE 6

                      TERMINATION, AMENDMENT AND WAIVER

    6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

         (a)  By mutual consent of Acquiror, Acqcorp and the Company;

         (b) By any party if the Effective Time of the Merger shall not have occurred on or prior to July 22, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party on or before the Effective Time if the Merger;

         (c) by Acquiror (i) if at the time of such termination there shall be a material adverse change in the financial condition of the Company from that existing on the date of this Agreement, except for any changes permitted by this Agreement, it being understood that any of the matters disclosed herein are not deemed to be a material adverse change for the purposes of this paragraph (c); or (ii) if there shall have been any material breach of any obligation of the Company or the Shareholders hereunder and such breach shall have not been remedied within 30 days after receipt by the Company of notice in writing from Acquiror specifying the nature of such breach and requesting that it be remedied; and

         (d) by the Company, (i) if at the time of such termination there shall be a material adverse change in the consolidated financial condition of Acquiror from that existing on the date of this Agreement, except for any changes permitted by this Agreement, it being understood that any of the matters disclosed herein are not deemed to be a material adverse change for purposes of this paragraph (d); or (ii) if there shall have been any material breach of any obligation of Acquiror or Acqcorp hereunder and such breach shall not have been remedied within 30 days after receipt by Acquiror of notice in writing from the Company specifying the nature of such breach and requesting that it be remedied.

    6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acqcorp, or the Company or their respective officers or directors except as set forth in Sections 4.2 and 4.9 and except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement which arose out of acts occurring prior to termination, or arises out of, the termination

    6.3 AMENDMENT. This Agreement may be amended by mutual consent of the parties hereto at any time before or after the approval of the Merger by the shareholders of the Company but, after any such approval, no amendment shall be made which reduces the amount or changes the form of consideration to be paid to the shareholders without further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    6.4 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE 7

                             GENERAL PROVISIONS

    7.1 LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Representations, warranties, covenants and agreements in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger for two (2) years (except for Section 3.1(y) as it relates to matters set forth in the Consent of Shareholder Representation dated as of the date hereof, as to which the indemnification obligation shall be limited to a maximum of $300,000, and which shall survive so long as any funds remain held subject to the terms of the Escrow Agreement) provided, that liability for breaches of the representations and warranties in Article 3 of this Agreement shall be satisfied solely by recovery of the funds held in escrow. In addition, claims not made prior to expiration of the relevant representations and warranties shall be barred.

    7.2 INDEMNIFICATION ESCROW. The sum of $750,000 shall be retained in escrow from the funds due to Aero-Go shareholders under Section 2.1(b) after the Effective Date of the Merger to secure the indemnification obligations of the Company under Section 7.3. The term, conditions and duration of the escrow shall be as set forth in the Escrow Agreement.

    7.3  INDEMNIFICATION BY THE COMPANY.  Subject to the limitations of
Section 7, the Company hereby agrees to indemnify Acquiror and Acqcorp promptly against, and to hold them harmless from, any and all liability, loss, damage or injury, together with all reasonable costs and expenses relating thereto, including all reasonable legal and accounting fees and expenses, incurred or sustained by them arising from (i) any failure to fulfill, or other breach of, any representation or warranty of the Company or the Shareholders, or (ii) failure of the Company or the Shareholders to perform or to fulfill, or other breach or violation of, any covenant, agreement or other term obligating the Company or the Shareholders set forth in this Agreement, irrespective of any investigation that may be or may have been made by or for Acquiror or Acqcorp prior to the Effective Time of the Merger; provided, however, no claim for indemnification (aside from any expenses due from the Company pursuant to Section 4.3) may be made unless the aggregate amount of all indemnification claims exceeds $50,000.

    7.4  INDEMNIFICATION BY SHAREHOLDERS.  Subject to the limitations of
Section 3.3 and Section 7.1, the Shareholders hereby agree to indemnify Acquiror and Acqcorp promptly against, and to hold them harmless from, any and all liability, loss, damage or injury, together with all reasonable costs and expenses relating thereto, including all reasonable legal and accounting fees and expenses, incurred or sustained by them arising from (i) any failure to fulfill, or other breach of, any representation or warranty of the Shareholders, or (ii) failure of the Shareholders to perform or to fulfill, or other breach or violation of, any covenant, agreement or other term obligating the Shareholders set forth in this Agreement, irrespective of any investigation that may be or may have been made by or for Acquiror or Acqcorp prior to the Effective Time of the Merger.

    7.5 INDEMNIFICATION BY ACQUIROR OR ACQCORP. Acquiror and Acqcorp hereby agree to indemnify the Company and the shareholders of the Company promptly against, and to hold them harmless from any and all liability, loss, damage or injury together with all reasonable costs and expenses relating thereto, including all reasonable legal and accounting fees and expenses, incurred or sustained by them arising from any failure by Acquiror or Acqcorp to fulfill or other breach of any representation or warranty, or failure to perform or to fulfill or other breach or violation of, any covenant, agreement or other term obligating Acquiror or Acqcorp set forth in this Agreement, irrespective of any investigation that may be or may have been made by or for the Company or said shareholders prior to the Effective Time of the Merger.

    7.6  INDEMNIFICATION PROCEDURE.    (a) Following notice of a Claim, the
Shareholder Representative, as appointed pursuant to the Escrow Agreement shall, using commercially reasonable efforts and at the expense of the shareholders, defend, contest or otherwise protect against such legal action, claim or proceeding with legal counsel of its own selection. Acquiror shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right but not the obligation, to assert any and all cross claims or counterclaims it may have. So long as the Shareholder Representative is using commercially reasonable efforts to defend any such legal action, claim or proceeding, Acquiror shall at all times cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its and the Company's employees available or otherwise render reasonable assistance to the Shareholder Representative in connection with the defense of such legal action, claim or proceeding and shall not without the prior written consent of the Shareholder Representative settle such action, claim or proceeding for which indemnification is sought under Section 7.3 of this Agreement. In the event that the Shareholder Representative fails to use commercially reasonable efforts to timely defend, contest or otherwise protect against any such legal action, claim or proceeding, Acquiror shall have the right, but not the obligation, to defend, contest or otherwise protect against such legal action, claim or proceeding and claim any compromise or settlement thereof from the amounts held pursuant to the Escrow Agreement, including, without limitation, reasonable attorneys' fees, disbursements, and all amounts paid as a result of such legal action, claim or proceeding or any compromise or settlement thereof. The Shareholder Representative shall not compromise or settle any matter if such compromise or settlement would have a material adverse effect on the Company or its business without the prior written consent of Acquiror, which consent shall not be unreasonably withheld.

         (b) TAX MATTERS. Notwithstanding any of the foregoing, Acquiror shall have the sole right to conduct any tax audit or other tax contest relating to Acquiror's and the Company's tax returns after the Closing Date, provided, that Acquiror will not amend the Company's tax returns for periods prior to the Effective Time without the written consent of the Shareholder Representative, nor shall Acquiror or the Company file any tax returns relating to periods prior to the Effective Time of the Merger without the consent of the Shareholder Representative, which will not be unreasonably withheld. In the event any indemnifiable loss arises out of any such tax audits, Acquiror will notify the Shareholder Representative and allow them to comment on any written submissions relating to indemnifiable Losses. No such tax contest or proceeding shall be paid, compromised or settled without the written consent of the Shareholder Representative, which consent shall not be unreasonably withheld; the fact that the settlement of a tax contest, or filing or amendment of a tax return, may result in a loss to or an indemnification Claim by Acquiror shall not, absent a bona fide dispute with respect to the underlying tax liability giving rise thereto, constitute reasonable grounds to withhold consent. Acquiror shall conduct any tax audits in good faith in order to minimize any indemnifiable losses payable by the shareholders.

    7.6. INSURANCE. The Acquiror shall not make a claim for indemnification under Article 7 hereof without first using commercially reasonable efforts to obtain defense and/or indemnification under its insurance policies or those of the Company. Any such claim shall be accompanied by an assignment to the Shareholder Representative of relevant insurance coverage. Acquiror shall not cancel any Directors and Officers liability insurance policies of the Company in force at the Effective Time of the Merger prior to their normal renewal dates.

    7.7 ATTORNEYS' FEES. In the event it is necessary for any party to engage an attorney to enforce the terms of this Agreement, the prevailing party shall, in addition to any other relief, be entitled to recover from the party in default attorneys' fees and costs, including any on appeal.

    7.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to Acquiror or Acqcorp, to

              SI Technologies, Inc.
              4611 South 134th Place
              Seattle, Washington  98168
              Attention:  Rick Beets, President and CEO

              With copy to:

              Benjamin F. Stephens
              Graham & James LLP/Riddell Williams P.S.
              1001 4th Avenue Plaza, Suite 4500
              Seattle, Washington 98154-1065

         (b)  If to the Company, to

              AeroGo, Inc.
              1170 Andover Park West
              Seattle, Washington  98188
              Attn:  Kurtis V. Kosty, President and CEO


              With copy to:

              Wilbert C. Anderson
              Stoel Rives LLP
              600 University Street, Suite 3600
              Seattle, Washington 98101-3197

              and

              Wiley P. Kitchell
              The Commerce Bank
              601 Union St.
              Suite 3600
              Seattle, WA 98101

         (c)  If to the Shareholder Representative, to

              Kurtis V. Kosty
              AeroGo, Inc.
              1170 Andover Park West
              Seattle, Washington 98188

              and

              Stanley B. McDonald
              520 Pike Street
              Seattle, Washington 98101

         (d) if to a former shareholder of the Company, to the address at which payments to such shareholder, under the notes provided for in Sections 2.1(b) and (c) hereof, are to be or were last made.

    7.9 INTERPRETATION. When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The term "to our knowledge" or similar terms mean the actual knowledge of facts or other information by the maker of the representation or warranty in which the term appears.

    7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    7.11 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    7.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

    7.13 PUBLICITY. So long as this Agreement is in effect, no party to this Agreement shall, or shall permit any of its officers, directors or representatives to, issue or cause the publication of any press release, public announcement or other public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other parties to this Agreement, which consent shall not be unreasonably withheld; provided, that without limiting the obligations of the parties to use their best efforts to consult with each other prior to any public announcement nothing contained herein shall restrict the ability of any party to issue any such announcement which such party believes in good faith to be required by law.

    7.14 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Acqcorp may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Acquiror or to any direct or indirect wholly owned subsidiary of Acquiror. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    IN WITNESS WHEREOF, Acquiror, Acqcorp, and the Company have caused this Acquisition Agreement to be signed by their respective officers hereunto duly authorized and Shareholders have signed all as of the date first written above.

                             SI TECHNOLOGIES, INC., a Delaware
                             corporation


                             By   Rick A. Beets
                                 ---------------------------------------
                              Its   Pres. & CEO
                                  --------------------------------------


                             SI ACQUISITION CORPORATION, a
                             Washington corporation


                             By   Rick A. Beets
                                 ----------------------------------------
                              Its  President
                                  ---------------------------------------


                             AEROGO, INC., a Washington corporation


                             By   Kurtis V. Kosty
                                 ----------------------------------------
                              Its   President
                                  ---------------------------------------


                             Kurtis V. Kosty
                             --------------------------------------------
                             Kurtis V. Kosty


                             Peter J. Burger
                             --------------------------------------------
                             Peter J. Burger


                             Stanley B. McDonald
                             --------------------------------------------
                             Stanley B. McDonald

                             Robert J. Behnke
                             --------------------------------------------
                             Robert J. Behnke


                             T. Evans Wyckoff
                             --------------------------------------------
                             T. Evans Wyckoff